

<ARTICLE>                     5
<LEGEND>

     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATX and
     is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                          1,000,000


<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   SEP-30-1997
<CASH>                                         72
<SECURITIES>                                   0
<RECEIVABLES>                                  1191 <F1>
<ALLOWANCES>                                   132
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0    <F2>
<PP&E>                                         4719
<DEPRECIATION>                                 1873
<TOTAL-ASSETS>                                 4936
<CURRENT-LIABILITIES>                          0    <F2>
<BONDS>                                        2467 <F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       17
<OTHER-SE>                                     811
<TOTAL-LIABILITY-AND-EQUITY>                   4936
<SALES>                                        0
<TOTAL-REVENUES>                               1260
<CGS>                                          0
<TOTAL-COSTS>                                  614  <F4>
<OTHER-EXPENSES>                               185  <F5>
<LOSS-PROVISION>                               10
<INTEREST-EXPENSE>                             163
<INCOME-PRETAX>                                115  <F6>
<INCOME-TAX>                                   48
<INCOME-CONTINUING>                            89
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   89
<EPS-PRIMARY>                                  3.70
<EPS-DILUTED>                                  3.59



<F1> Receivables consist of three components:  Trade Accounts of 106 million,
     Finance Leases of 884 million, and Secured Loans of 201 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components:  Long-term Debt of 2,254 million and Capital Lease Obligations of 213 million.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value represents the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net Earnings
     of Affiliates.





